EXHIBIT 99.1

HORIZON KINETICS HOLDING CORPORATION REPORTS THIRD QUARTER RESULTS

Third Quarter 2024 Highlights:

•
Completes reverse acquisition merger transaction with Scott’s Liquid Gold-Inc.
•
Revenues of $15.4 million for the third quarter of 2024, an increase of 20.6%
•
Revenues of $42.4 million for the nine months ended September 30, 2024, an increase of 7.6%
•
Unearned performance revenue of $23.3 million as of September 30, 2024
•
Assets under management (AUM) grew to $8.3 billion as of September 30, 2024
•
Board of Directors declares a $0.053 per share dividend

New York, NY – November 12, 2024

Horizon Kinetics Holding Corporation (the “Company” or “HKHC”) (OTCM Pink: HKHC) reported financial results for its third quarter ended September 30, 2024. The Company also announced a quarterly dividend of $0.053 per share to be paid on December 16, 2024, to shareholders of record as of November 25, 2024.

The Company continued to grow revenues during the third quarter resulting from continued increases in AUM in its proprietary funds, separately managed accounts, and mutual funds. The increases in AUM across many of these platforms were largely driven by the increases in the market value of Texas Pacific Land Corporation (“TPL”), which increased 21% during the quarter and 69% during the year-to-date period. The Company’s revenue increases were partially offset by a variety of higher operating expenses, including higher general and administrative costs relate to acquisition costs, various professional and legal fees, as well as the addition of Scott’s Liquid Gold.

The Company also benefited during the third quarter from unrealized gains of $20.3 million from its holdings of proprietary funds, net and from unrealized gains on its investment securities of $11.3 million.

In contemplation of the merger transaction, the Company converted from an LLC to a C-Corp for federal and state income tax purposes. As a result, the Company recognized a non-cash deferred income tax expense of $59.7 million related to the tax basis differences for certain assets, principally unrealized gains in various investments, digital assets and indefinite lived intangible assets.

The Company’s Board of Director’s determined an expected quarterly dividend policy that is based on the Company’s quarterly performance. While the Board will also consider other relevant factors that are relevant to any future quarter’s final determination of a dividend, if any, the dividend is expected to be a portion of quarterly operating income after considering applicable income taxes.

Conference Call

Murray Stahl, Chairman and Chief Executive Officer, and Mark Herndon, Chief Financial Officer, will host a conference call on Thursday, November 14, 2024, at 4:15 p.m. Eastern Time. You may register for the conference call by clicking on the following link:

https://attendee.gotowebinar.com/register/6526056052289145946

HORIZON KINETICS HOLDING CORPORATION

Condensed Consolidated Statements of Operations (Unaudited)

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue:
Management and advisory fees	$14,933	$12,709	$41,735	$39,037
Other income and fees	435	37	700	385
Total revenue	15,368	12,746	42,435	39,422

Operating expenses:
Compensation, related employee benefits, and cost of goods sold	7,616	6,555	20,299	20,823
Sales, distribution and marketing	3,097	2,479	8,006	7,822
Depreciation and amortization	496	453	1,415	1,368
General and administrative expenses	2,809	1,618	7,500	5,730
Total operating expenses	14,018	11,105	37,220	35,743

Operating income	1,350	1,641	5,215	3,679

Other income (expense):
Equity in earnings of proprietary funds, net	20,276	13,780	55,752	(2,473)
Interest and dividends	891	181	1,261	468
Other income (expense)	(2,676)	2	(2,857)	27
Unrealized (loss) gain on digital assets, net	(95)	-	2,792	-
Realized gain on investments, net	23	1,340	342	1,409
Unrealized gain (loss) on investments net	11,321	8,660	24,942	(10,738)
Total other income (expense), net	29,740	23,963	82,232	(11,307)

Income (loss) before provision for income taxes	31,090	25,604	87,447	(7,628)

Income tax (expense) benefit	(69,257)	(133)	(70,735)	707

Net income (loss)	$(38,167)	$25,471	$16,712	$(6,921)

Basic and diluted net income (loss) per common shares:
Net income (loss)	$(2.07)	$1.42	$0.92	$(0.38)

Weighted average shares outstanding:
Basic and diluted	18,415	17,984	18,129	17,984

HORIZON KINETICS HOLDING CORPORATION

Condensed Consolidated Statements of Financial Condition

(in thousands)

	September 30,	December 31,
	2024	2023
	(Unaudited)
Assets
Cash and cash equivalents	$18,071	$10,477
Fees receivable	6,948	4,453
Investments, at fair value	74,852	37,620
Investments in proprietary funds	177,912	103,962
Operating lease right-of-use assets	5,593	5,651
Property and equipment, net	114	200
Prepaid expenses and other assets	3,037	1,882
Due from affiliates	116	2,660
Digital assets	9,029	1,829
Intangible assets, net	45,019	43,876
Goodwill	24,425	19,273
Total Assets	$365,116	$231,883
Liabilities and Shareholders’ Equity
Liabilities:
Accounts payable, accrued expenses and other	$8,056	$3,839
Accrued third party distribution expenses	427	1,022
Deferred revenue	191	70
Deferred tax liability, net	73,640	617
Due to affiliates	9,429	9,966
Operating lease liability	8,001	7,281
Total Liabilities	99,744	22,795
Commitments and contingencies (Note 12)
Shareholders' Equity
Preferred stock, no par value, authorized 20,000 shares; no shares issued and outstanding	-	-
Common stock; $0.10 par value, authorized 50,000 shares; issued and outstanding 18,635 shares (2024) and 17,984 shares (2023), net of treasury stock; 1 and 0 shares at September 30, 2024 and December 31, 2023, respectively	1,863	1,798
Additional paid-in capital	39,217	-
Retained earnings	224,292	207,290
Total Shareholders’ Equity	265,372	209,088
Total Liabilities and Shareholders’ Equity	$365,116	$231,883

Note Regarding Forward-Looking Statements

This news release may contain "forward-looking statements" within the meaning of the federal securities laws that are intended to qualify for the Safe Harbor from liability established by the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" generally can be identified by the use of forward-looking terminology such as "assumptions," "target," "guidance," “strategy,” "outlook," "plans," "projection," "may," "will," "would," "expect," "intend," "estimate," "anticipate," "believe”, "potential," or "continue" (or the negative or other derivatives of each of these terms) or similar terminology.

Forward-looking statements convey our expectations, intentions, or forecasts about future events, circumstances, or results. All forward-looking statements, by their nature, are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Actual future objectives, strategies, plans, prospects, performance, conditions, or results may differ materially from those set forth in any forward-looking statement. Some of the factors that may cause actual results or other future events or circumstances to differ from those in forward-looking statements are described in the Company's Annual Report on Form 10-K for the year ended December 31, 2023 and the Company's subsequent Quarterly Reports on Form 10-Q and other periodic reports filed with the Securities and Exchange Commission. Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made, except as required by applicable securities laws. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent filings with the Securities and Exchange Commission.

About Horizon Kinetics Holding Corporation

Horizon Kinetics Holding Corporation (OTCM Pink: HKHC) primarily offers investment advisory services through its subsidiary Horizon Kinetics Asset Management LLC (“HKAM”), a registered investment adviser. HKAM provides independent proprietary research and investment advisory services for mainly long-only and alternative value-based investing strategies. The firm also obtained a portfolio of consumer products, which are marketed and distributed in the retail marketplace, as a result of its August 2024 merger with Scott’s Liquid Gold-Inc. The firm’s offices are located in New York City, White Plains, New York, and Summit, New Jersey. For more information, please visit http://www.hkholdingco.com.

Investor Relations Contact:

ir@hkholdingco.com